STOCKHOLDERS AGREEMENT



     THIS AGREEMENT, made and entered into as of the

1st day of March, 1995 by and between DAVID A. ULRICH,

SR., and AGATHA T. ULRICH, hereinafter referred to as

"David, Sr.," and "Agatha," respectively, and DAVID A.

ULRICH, JR., MARILYN T. ULRICH GRAVES, KATHLEEN L.

MCGARRY, THOMAS G. ULRICH, SR., BRIAN MCGARRY, VICKI

ULRICH, DEBRA ULRICH, AGATHA ULRICH and GERALD J. KAHN,

Trustees of the DAVID A. ULRICH IRREVOCABLE TRUST U/A

Dated December 21, 1984, REBECCA MCGARRY, LISA A.

ULRICH, MICHAEL MCGARRY, Kathleen McGarry as Custodian

for ERIN MCGARRY under the Wisconsin Uniform Gifts to

Minors Act and Wisconsin Uniform Transfer to Minors

Act, Kathleen McGarry as Custodian for COLLEEN MCGARRY

under the Wisconsin Uniform Gifts to Minors Act and

Wisconsin Uniform Transfer to Minors Act, Thomas G.

Ulrich, Sr. as Custodian for THOMAS G. ULRICH, JR.

under the Wisconsin Uniform Gifts to Minors Act and

Wisconsin Uniform Transfer to Minors Act, Marilyn T.

Ulrich-Graves as Custodian for ROBERT F. GRAVES, JR.

under the Wisconsin Uniform Gifts to Minors Act and

Wisconsin Uniform Transfer to Minors Act and David A.

Ulrich, Jr. as Custodian for ALEXANDRIA L. ULRICH under

the Wisconsin Uniform Transfers to Minors Act, who are

hereinafter referred to individually as "Stockholder"

and collectively as "Stockholders."

                 W I T N E S S E T H:

     WHEREAS, David, Sr., Agatha and the Stockholders

beneficially own certain of the outstanding shares of

the common stock of Tri City Bankshares Corporation

(the "Corporation").

     WHEREAS, the parties hereto wish to regulate the

sale or other disposition of the stock of the

Corporation in order to assure continuity of management

by precluding interference from third parties.

     NOW, THEREFORE, in consideration of the promises

set forth herein, the parties mutually promise and

agree as follows:

                       ARTICLE I

            General Restriction on Sale or
              Other Disposition of Stock

     A Stockholder shall not, during his lifetime or

upon his death, sell, transfer, give, assign, bequeath,

pledge or otherwise encumber or divest himself of

ownership or control of all or any part of his stock in

the Corporation, whether voluntarily or by operation of

law, except in accordance with the terms of this

Agreement.

                      ARTICLE II

            Permitted Disposition of Stock

     2.1.  Permitted Transfers.  A Stockholder may,

during his or her lifetime, transfer, give, assign,

pledge or otherwise encumber or dispose of all or any

part of his or her shares of stock in the Corporation

to David, Sr. or Agatha, or to a member or members of a

group consisting of David, Sr.'s issue ("David's

Issue"), the spouses of his Issue, or a trust created

for the primary benefit of any such issue or his or her

spouse, (such persons hereinafter referred to

individually as a "Permitted Transferee" and

collectively as "Permitted Transferees"); provided,

however, that any such transfer shall be subject to the

following conditions: (i) that any Permitted Transferee

at the time of the transfer shall agree in writing

expressly for the benefit of the other parties to this

Agreement to be bound by this Agreement to the same

extent as if said Transferee had been an original party

hereto and (ii) that said Transferee shall not, during

his lifetime or upon his death, sell, transfer, give,

assign, pledge, bequeath or otherwise encumber or

dispose of the stock transferred to him except to the

Stockholder from whom he acquired such stock or to a

person or persons to whom said Stockholder is permitted

to transfer stock pursuant to this Paragraph 2.1; (iii)

the spouse of any Permitted Transferee shall execute a

Spousal Consent and Acknowledgment in substantially the

form attached hereto; and (iv) any such transfer by a

Permitted Transferee shall be subject to the conditions

set forth above.

     2.2.  Deemed Ownership of Stock.  The stock owned

by the Permitted Transferees of a Stockholder (other

than Permitted Transferees who are Stockholders) shall

be considered as stock owned by the transferor

Stockholder for purposes of this Agreement except in

the case of a deceased Stockholder; and except as

otherwise provided in this Agreement, any offer,

purchase, option or other action which the Stockholder

is required to make or accept pursuant hereto shall

also be made or accepted by his Permitted Transferees

with respect to the stock of the Corporation owned by

his Permitted Transferees.  The stock transferred by a

Stockholder to David, Sr. or Agatha or David's Issue

shall, notwithstanding anything else herein contained,

be deemed owned by David, Sr., or Agatha, or David's

Issue, as the case may be, as of the date hereof.

                      ARTICLE III

             Third Party Transfers - Offer
        to David, Sr., Agatha and Stockholders

     3.1.  Offer to Sell.  If a Stockholder or

Permitted Transferee wishes to sell, transfer, or

otherwise dispose of all or any portion of his stock in

the Corporation, except as may be permitted under

Article II, above, or under any other provision of this

Agreement, or is to be divested of his interest in all

or a portion of his stock through seizure or sale, or

any transfer through operation of law, he shall first

offer such stock for sale in writing simultaneously to

David, Sr., Agatha and (i) if the offer is from a

Stockholder, all of the remaining Stockholders other

than the offering Stockholder and all of the Permitted

Transferees who own stock in the Corporation; or (ii)

if the offer is from a Permitted Transferee, all of the

Stockholders, including the Stockholder who transferred

the stock to the Permitted Transferee and all of the

remaining Permitted Transferees who own stock in the

Corporation other than the offering Permitted

Transferee.  Such offer shall state the number of

shares to be transferred, the name and address of the

proposed purchaser or transferee, and the terms and

conditions of the proposed sale or transfer.  In the

case of a proposed sale, such stock shall be offered to

David, Sr., Agatha, the other Stockholders and the

Permitted Transferees who own stock in the Corporation.

The offering price of each share of said stock shall be

the lesser of the proposed sale price or its market

value as determined under Article VI, below, and the

terms and conditions of payment shall be as set forth

in Article VII, below.  In the case of a proposed gift,

a proposed transfer for consideration other than money,

or a proposed transfer without a stated price, the

offering price shall be its market value as determined

under Article VI, below.  If a Stockholder or Permitted

Transferee is to be divested of his interest in said

stock through seizure or sale by legal process or any

transfer through operation of law, the offering price

of the stock shall be seventy-five percent (75%) of its

market value as determined under Article VI, below.  In

the case of a transfer or disposition described in the

preceding two sentences, the terms and conditions of

payment shall be as set forth in Article VII, below.

     3.2.  Acceptance of Offer.  David, Sr. and/or

Agatha may accept the offer of sale as to all or any

portion of said stock within thirty (30) days after the

making of said offer.  If David, Sr. and/or Agatha do

not accept the offer with respect to all of the shares

of stock being offered, the President of the

Corporation shall call a meeting of all Stockholders

and Permitted Transferees entitled to attend the

meeting.  If the offer of sale is from a Stockholder,

all of the Stockholders except the offering Stockholder

and all Permitted Transferees who own stock in the

Corporation shall be entitled to attend the meeting.

If the offer of sale is from a Permitted Transferee,

all of the Stockholders, including the Stockholder who

transferred shares to the Permitted Transferee, and all

of the Permitted Transferees who own stock in the

Corporation except the offering Permitted Transferee

shall be entitled to attend.  Such meeting shall be

held at the regular office of the Corporation in the

State of Wisconsin not less than fifteen (15) days nor

more than thirty (30) days after the expiration of the

offer to David, Sr. and Agatha.  The Stockholders and

Permitted Transferees present or legally represented at

such meeting shall elect a Chairman who shall make

successive offers of the shares not accepted by David,

Sr. and Agatha to those Stockholders and Permitted

Transferees present, including the Chairman, in

accordance with the procedure set forth in Paragraph

3.3, below.  Such successive offers shall continue

until either all of the shares so offered are accepted

or until it is determined by successive offerings that

all of the shares so offered will not be accepted.

     3.3.  Procedure at Meeting.  At the meeting called

in accordance with Paragraph 3.2, above, the Chairman

shall offer the stock not accepted by David, Sr. and

Agatha to the Stockholders and Permitted Transferees

who are present or legally represented at the meeting,

including the Chairman, in the following manner:

          3.31.  The Chairman shall offer to each

     Stockholder and Permitted Transferee present or

     legally represented, and each may accept, only

     that percentage of the stock not accepted by

     David, Sr. and Agatha as the number of shares of

     stock of the Corporation owned by him of the class

     being offered bears to the number of shares of

     stock of the class being offered owned by all

     Stockholders and Permitted Transferees present or

     legally represented owning stock in such class.

          3.32.  If all of the stock offered is not

     accepted in accordance with the procedure set

     forth in Paragraph 3.31, above, the Chairman shall

     thereafter make successive offerings during each

     of which he shall offer to each Stockholder and

     Permitted Transferee present or legally

     represented who has not previously refused to

     accept all of the stock offered to him at such

     meeting, that percentage of the shares not

     previously accepted by those present at the

     meeting as the number of shares of stock of the

     class being offered owned by him, including shares

     accepted at the meeting, bears to the number of

     shares of such class owned, including shares

     accepted at the meeting, by all Stockholders and

     Permitted Transferees present or legally

     represented who have not previously refused to

     accept all of the stock offered to them at such

     meeting.

     3.4.  Disposition to Third Party.  At the

conclusion of the meeting, if any, called pursuant to

Paragraph 3.2, above, the Chairman shall notify the

offering Permitted Transferee or Stockholder of the

number of shares accepted by each Stockholder and

Permitted Transferees present or legally represented at

such meeting.  If the offer of sale is not accepted by

David, Sr., Agatha and the other Stockholders and

Permitted Transferees with respect to all of the shares

offered for sale, the offering Stockholder or Permitted

Transferee shall have the right to sell or transfer the

shares of his stock offered for sale under Paragraph

3.1, above, but not accepted, to the third party

designated in the offer of sale required under

Paragraph 3.1, above, on the same terms and conditions

specified in said offer; provided, however, that such

sale or transfer is made within ninety (90) days after

the date on which the original offer was made to David,

Sr., Agatha and the other Stockholders and Permitted

Transferees under Paragraph 3.1, above.  In the event

of a sale or a transfer to a third party in accordance

with this Paragraph, David, Sr., Agatha, the other

Stockholders and Permitted Transferees shall provide

the offering Stockholder or Permitted Transferee with

such documents and instruments as may be necessary to

permit the sale or transfer of any shares sold or

transferred to the third party free of the restrictions

of this Agreement.

     3.5.  Failure of Sale.  If neither David, Sr.,

Agatha, the other Stockholders nor the Permitted

Transferees accept, nor the third party purchases, all

of the stock offered for sale within the periods

provided in Paragraphs 3.2, 3.3 and 3.4, above, the

shares of said stock not purchased shall again be

subject to the restrictions of this Agreement.

     3.6.  Remedy for Violation.  Upon any sale,

transfer, pledge, or other disposition of shares of the

stock of the Corporation in violation of any of the

provisions of this Agreement, David, Sr., Agatha, the

other Stockholders and Permitted Transferees shall

have, in addition to such other remedies and damages as

may be available to them under applicable law, the

right and option, within one hundred twenty (120) days

after the discovery of such sale or other disposition

in violation of this Agreement, to purchase all or any

of such shares from the holder thereof at the lower of

the price at which such shares were sold or at seventy-

five percent (75%) of the market value thereof as

determined under Article VI, below, and on the terms

and conditions of payment as provided in Article VII,

below, in a manner consistent with the procedure set

forth and described in this Article.

                      ARTICLE IV

    Rights Upon Death of a Stockholder or Permitted

                      Transferee

     Any shares of the Corporation's stock which are

owned by a deceased Stockholder or Permitted Transferee

at his death, may be transferred pursuant to the

deceased Stockholder's will or the applicable laws of

intestate succession, as the case may be, to such

deceased Stockholder's or Permitted Transferee's

spouse, provided either the deceased Stockholder or

Permitted Transferee or his or her spouse is David's

Issue, or David, Sr., Agatha, or any of David's Issue

or a trust created for the primary benefit of any of

David's Issue or the deceased Stockholder's or

Permitted Transferee's spouse, provided either the

deceased Stockholder or Permitted Transferee or his or

her spouse is David's Issue, (any such transferee being

referred to in this Agreement as "Permitted Family

Transferee"); provided, however, that the Permitted

Family Transferee at the time of the receipt of said

stock agrees in writing expressly for the benefit of

the other parties to this Agreement, that said stock

shall be held subject to the terms of this Agreement

and that said Permitted Family Transferee shall not,

during his lifetime or upon his death, sell, transfer,

give, assign, pledge, bequeath or otherwise dispose of

said stock to any person other than David, Sr., Agatha

or any other Permitted Family Transferee.  If any

Permitted Family Transferee to whom stock is to be

transferred refuses to so agree, or if the stock owned

by the deceased Stockholder or Permitted Transferee is

transferred to an individual or entity other than a

Permitted Family Transferee, David, Sr. and/or Agatha,

any other Stockholder and any Permitted Transferee who

owns stock in the Corporation shall have the right,

exercisable for a period of one hundred eighty (180)

days after notice of such fact from the personal

representative of the deceased Stockholder's or

Permitted Transferee's estate, to demand that the

estate of said deceased Stockholder or Permitted

Transferee offer to sell such stock to David, Sr.

and/or Agatha, the other Stockholders and Permitted

Transferees at seventy-five percent (75%) of its market

value, determined as provided in Article VI, below, and

on the terms and conditions of payment as provided in

Article VII, below, in a manner consistent with the

procedure set forth and described in Article III,

above.  If the offer of sale is not accepted by David,

Sr. and/or Agatha or the other Stockholders or

Permitted Transferees with respect to all of the shares

offered for sale, then the shares of stock offered for

sale hereunder, but not accepted, may be transferred to

such Transferee free of the restrictions of this

Agreement.  The provisions of this Article IV shall be

subject to the terms and conditions of Article V,

below.

                       ARTICLE V

    Option Respecting Marital Property and Divorce

     5.1.  Classification of Stock after Death of a

Spouse. After the death of the spouse who is not

David's Issue ("Deceased Spouse") of a Stockholder

("Surviving Stockholder") or of a Permitted Transferee

("Surviving Permitted Transferee") who owns stock in

the Corporation, either David, Sr., Agatha, the

Surviving Stockholder or the Surviving Permitted

Transferee may request that the personal representative

of the estate of the Deceased Spouse petition the Court

having jurisdiction over the Estate of the Deceased

Spouse for an order under Section 857.01 of the

Wisconsin Statutes determining the classification of

the shares of the Corporation's stock of the Surviving

Stockholder or the Surviving Permitted Transferee for

purposes of the Wisconsin Uniform Marital Property Act,

Chapter 766 of the Wisconsin Statutes.  Upon receipt of

the Court's order, such personal representative shall

provide David, Sr., Agatha and the Surviving

Stockholder or Surviving Permitted Transferee with a

true and accurate copy thereof.  Such request shall be

made by written notice to the personal representative

of the estate of the Deceased Spouse within eighteen

(18) months after the date of death of the Deceased

Spouse.  The personal representative of the estate of

the Deceased Spouse shall take the actions requested

promptly upon receipt of such notice.

     5.2.  Death of a Spouse or Dissolution of

Marriage.

          5.21.  Right to Purchase Shares.  If the

     spouse (the "Selling Spouse") of an issue of

     David, Sr. who is a Stockholder (the "Original

     Ulrich Stockholder") or of a Permitted Transferee

     (the "Original Ulrich Permitted Transferee") dies

     or the marriage of a Stockholder or any Permitted

     Transferee is dissolved and, after such death or

     dissolution, title to or ownership of any interest

     in any of the Original Ulrich Stockholder's or the

     Original Ulrich Permitted Transferee's shares of

     stock in the Corporation is vested in any person

     other than the Original Ulrich Stockholder or the

     Original Ulrich Permitted Transferee, then the

     Original Ulrich Stockholder or the Original Ulrich

     Permitted Transferee, as the case may be, shall

     have the right and option to purchase from the

     owner or owners thereof any or all of such shares

     of stock transferred to or confirmed in such other

     persons (the "Marital Shares"), and, if the

     Original Ulrich Stockholder or the Original Ulrich

     Permitted Transferee exercises such option, such

     owner or owners shall sell their Marital Shares to

     the Original Ulrich Stockholder or the Original

     Ulrich Permitted Transferee, as the case may be,

     at the price and upon the terms and conditions of

     payment set forth in Paragraphs 5.25 and 5.26,

     below.  In the case of a marital dissolution, the

     Original Ulrich Stockholder or the Original Ulrich

     Permitted Transferee shall have the option to

     purchase any other shares of stock in the

     Corporation (the "Other Shares") owned by his or

     her spouse at the price and upon the terms and

     conditions of payment set forth in Paragraphs 5.25

     and 5.26, below.  Such options shall be

     exercisable by written notice from the Original

     Ulrich Stockholder or the Original Ulrich

     Permitted Transferee, as the case may be, to

     David, Sr., Agatha and the Selling Spouse or the

     personal representative of the estate of the

     Selling spouse at any time within an option

     exercise period (the "Option Exercise Period") of

     (a) eighteen (18) months after the date of the

     Selling Spouse's death, or (b) in the event of

     dissolution of the marriage of the Original Ulrich

     Stockholder or the Original Ulrich Permitted

     Transferee, sixty (60) days after the date of

     entry of any final order, judgment or decree

     determining the rights, if any, of the Selling

     Spouse in the Marital Shares (the "Dissolution

     Order").  Notwithstanding the foregoing if, as a

     result of the death of the Selling Spouse, a

     petition for determination of the classification

     of the stock in the Corporation of the Original

     Ulrich Stockholder or the Original Ulrich

     Permitted Transferee is filed in a court of

     competent jurisdiction before expiration of said

     eighteen (18) month period after the death of the

     Selling Spouse, then the Option Exercise Period

     shall be extended until six (6) months after a

     final determination of such classification.  For

     purposes hereof, a determination of the

     classification of the stock of the Original Ulrich

     Stockholder or the Original Ulrich Permitted

     Transferee or a Dissolution Order shall be

     considered "final" when made by a court of

     competent jurisdiction, the time for appeal of the

     court's decision has elapsed and no appeal has

     been taken.  In the event an Original Ulrich

     Permitted Transferee does not elect to purchase

     all of the Marital Shares and Other Shares, if any

     within the applicable Option Exercise Period, then

     the Stockholder of whom the Original Ulrich

     Permitted Transferee is a Permitted Transferee

     (the "Original Ulrich Permitted Transferee's

     Stockholder") shall have the right and option to

     purchase the Marital Shares and Other Shares which

     the Original Ulrich Permitted Transferee did not

     elect to purchase from the owner or owners

     thereof, and if the Original Ulrich Permitted

     Transferee's Stockholder exercises such option as

     hereinafter provided, such owner or owners shall

     sell their Marital Shares and Other Shares to the

     Original Ulrich Permitted Transferee's Stockholder

     at the price and upon the terms set forth in

     Paragraphs 5.25 and 5.26, below.  Such option

     shall be exercisable by written notice from the

     Original Ulrich Permitted Transferee's Stockholder

     to David, Sr., Agatha, the Selling Spouse or the

     personal representative of the estate of the

     Selling Spouse within fifteen (15) days after the

     expiration of the Option Exercise Period

     applicable to the Original Ulrich Permitted

     Transferee.

          5.22.  David, Sr.'s, Agatha's and Other

     Stockholders' Right to Purchase Shares.  If the

     Original Ulrich Stockholder or the Original Ulrich

     Permitted Transferee or the Original Ulrich

     Permitted Transferee's Stockholder, as the case

     may be, does not elect to purchase all of the

     Marital Shares and the Other Shares, then David,

     Sr., Agatha, the other Stockholders and the other

     Permitted Transferees who own stock in the

     Corporation shall have the right and option to

     purchase the remaining Marital Shares and Other

     Shares at the price and upon the terms and

     conditions of payment described in Paragraphs 5.25

     and 5.26, below, and in the manner and pursuant to

     the procedure set forth in Paragraph 5.23, below.

          5.23.  Acceptance of Offer.  David, Sr.

     and/or Agatha may by written notice to the Selling

     Spouse or the personal representative of the

     estate of the Selling Spouse, elect to exercise

     the option to purchase the remaining Marital

     Shares as to all or any portion of said stock

     within thirty (30) days after the expiration of

     the applicable Option Exercise Period pursuant to

     Paragraph 5.21, above.  If David, Sr. and/or

     Agatha exercise their option granted hereunder,

     the owner or owners of the remaining Marital

     Shares and Other Shares shall sell such of the

     remaining Marital Shares and Other Shares with

     respect to which David, Sr. and/or Agatha have

     exercised their option hereunder to David, Sr.

     and/or Agatha at the price and upon the terms and

     conditions set forth in Paragraphs 5.25 and 5.26,

     below.  If David, Sr. and/or Agatha do not

     exercise their option with respect to all of the

     remaining Marital Shares and Other Shares, the

     President of the Corporation shall call a meeting

     of all Stockholders and Permitted Transferees

     entitled thereto and shall follow the procedure as

     set forth in Paragraphs 3.2 and 3.3, above, in

     offering the remaining Marital Shares and Other

     Shares at the price and upon the terms and

     conditions set forth in Paragraphs 5.25 and 5.26,

     below If the Stockholders and Permitted

     Transferees exercise the option granted hereunder,

     the owner or owners of such remaining Marital

     Shares and Other Shares shall sell the remaining

     Marital Shares and Other Shares which the

     Stockholders and Permitted Transferees have

     elected to purchase to such Stockholders and

     Permitted Transferees at the price and upon the

     terms and conditions set forth in Paragraphs 5.25

     and 5.26, below.

          5.24.  Unaccepted Shares.  If there are

     Marital Shares and Other Shares which are not

     purchased pursuant to Paragraphs 5.21 through

     5.23, above, then the transferee or transferees

     thereof may continue to hold them, and such

     transferee or transferees shall not be subject to

     or have rights under this Agreement.

          5.25.  Purchase Price.  The purchase price

     for each Marital Share and Other Share purchased

     pursuant to Paragraphs 5.21 through 5.23, above,

     shall be an amount equal to seventy-five percent

     (75%) of the market value of such stock,

     determined as provided in Article VI, below, in

     the case of the dissolution of the marriage and

     market value in the case of death.

          5.26.  Closing; Payment Terms.  The closing

     for any purchase and sale of Marital Shares and

     Other Shares shall occur on such date as the

     purchaser shall designate, but in no event more

     than ninety (90) days after the end of the

     applicable Option Exercise Period.  The purchase

     price for Marital Shares and Other Shares

     purchased under this Article V shall be payable

     upon the applicable terms set forth in Paragraph

     7.32, below.

          5.27.  Ulrich Stockholder to Vote Shares.

     Except as may be otherwise provided in this

     Agreement, the Original Ulrich Stockholder shall

     vote all Marital Shares and Other Shares with

     respect to all matters which come before the

     shareholders of the Corporation until the date of

     closing for any purchase of Marital Shares and

     Other Shares hereunder or, in the event no such

     purchase takes place, until the time period during

     which all purchases of Marital Shares and Other

     Shares permitted hereunder are to occur has

     expired.  Except as otherwise provided in this

     Agreement, each holder of Marital Shares and Other

     Shares shall, upon request of the Original Ulrich

     Stockholder or Original Ulrich Permitted

     Transferee, execute and deliver to the Original

     Ulrich Stockholder or the Original Ulrich

     Permitted Transferee a proxy granting him the

     absolute and unrestricted right until such date to

     vote any Marital Shares and Other Shares held by

     such transferee and, upon expiration of such proxy

     or receipt of an opinion of counsel to the effect

     that there is any defect therein for any purpose,

     a replacement of such proxy.  All proxies

     delivered pursuant to the preceding sentence will

     be in form and substance reasonably satisfactory

     to the Original Ulrich Stockholder or the Original

     Ulrich Permitted Transferee.

                      ARTICLE VI

                Determination of Value

     The market value of the Common Stock of

Corporation where required for purposes of this

Agreement shall be determined as of the close of the

calendar quarter ending immediately preceding the date

(i) of the offer pursuant to Paragraph 3.1, above, (ii)

of the event permitting the purchase if stock is to be

purchased pursuant to Paragraph 3.6, above, or Article

IV, above, or (iii) of the death of the Selling Spouse

or (iv) of the Dissolution Order, as the case may be,

pursuant to Paragraphs 5.21, 5.22 and 5.23, above.  For

purposes of this Agreement, "market value" shall mean

the price of Corporation's Common Stock as fixed by

Corporation's Board of Directors for purposes of

Corporation's Dividend Reinvestment Plan.

                      ARTICLE VII

         Closing and Payment of Purchase Price

     7.1.  Time and Place of Closing.  Except as may be

otherwise provided in this Agreement, Closing shall

occur at the Corporation's office on such day as the

purchaser shall select; provided, however, Closing

shall not occur later than sixty (60) days after the

date on which the market value of the Corporation's

stock is finally determined pursuant to Article VI,

above.  The purchaser or purchasers shall notify the

seller or sellers in writing of the exact date and time

of Closing at least fifteen (15) days prior to the date

of Closing.

     7.2.  Transfer of Shares and Payment of Purchase

Price.  At Closing, the seller shall deliver to the

purchaser the certificates evidencing ownership in the

shares subject to the sale properly endorsed or with

properly executed stock powers and all such instruments

or documents as may be required by the purchaser in

connection with the transfer of said shares.

     7.3.  Payment of Purchase Price.  The purchase

price of the shares subject to the sale shall be

payable as follows:

          7.31.  If the purchase is made pursuant to

     Paragraph 3.1, above, the purchaser may elect to

     pay the purchase price for said stock either on

     the same terms and conditions as set forth in the

     offer of sale to David, Sr., Agatha, the other

     Stockholders and Permitted Transferees or upon the

     terms set forth in Paragraph 7.32, below.  If such

     an election is not made, payment shall be upon the

     terms set forth in Subparagraph 7.32, below.

          7.32.  If a purchaser shall elect under

     Paragraph 7.31, above, to pay the purchase price

     for shares to be purchased pursuant to the terms

     set forth in this Paragraph, or if a purchase is

     to be made pursuant to any paragraph other than

     Paragraph 3.1 of this Agreement, the purchase

     price shall be paid in five (5) equal annual

     installments, with the first installment payable

     at Closing; provided, however, that the purchaser

     shall have the right at any time to prepay all or

     any portion of the unpaid balance of the purchase

     price.  Said installment payments shall be

     evidenced by a promissory note which shall provide

     for interest payable at a rate equal to the prime

     rate of interest charged by Tri City National Bank

     of Oak Creek, Wisconsin, on ninety (90) day loans

     to responsible and substantial commercial

     borrowers on the date of Closing.  Such rate shall

     be determined as of the Closing and shall apply

     for the following twelve (12) months.  The rate

     shall be redetermined each anniversary date and

     shall be applicable for the succeeding twelve (12)

     month period.  Interest shall be payable together

     with each installment of principal.

     7.4.  Purchase by Stockholders.  Whenever David,

Sr., Agatha, a Stockholder or Permitted Transferee

purchases shares of capital stock under this Agreement,

such purchaser, unless he shall have paid the entire

purchase price in cash, shall, following the delivery

of the purchased stock, endorse the new certificates of

stock issued to such purchaser and deliver the same to

seller as collateral security for the payment of the

unpaid purchase price, and such capital stock shall be

so held until the entire purchase price shall be paid.

While such capital stock shall be held as collateral

security and so long as the purchaser is not in default

under the promissory note, the purchaser shall be

entitled to all dividends and voting rights with

respect thereto unless otherwise provided in this

Agreement.

                     ARTICLE VIII

              Endorsement on Certificates

     Upon execution of this Agreement, the Stockholders

shall surrender to Corporation all certificates

evidencing ownership of stock in the Corporation.  The

Corporation shall return said certificates to the

Stockholders after placing upon the certificates the

following endorsement:

          The shares of Tri City Bankshares Corporation represented hereby and the disposition thereof are subject to the terms of an Agreement entered into between David A. Ulrich, Sr., Agatha T. Ulrich and certain shareholders dated ____________, 1995. A copy of such Agreement is on file at principal office of the Corporation and may be inspected by any person upon request during normal business hours.

Likewise, the Corporation shall place the above

endorsement upon any stock certificate which it may

hereafter issue in the name of Stockholders or in the

name of any person to whom shares of Corporation's

stock subject to this Agreement may be transferred.

                      ARTICLE IX

                        Notice

     Any notice, offer, acceptance or demand required

or permitted to be given under this Agreement shall be

sufficient if in writing and if sent by registered or

certified mail to the address of David, Sr., Agatha, a

Stockholder or Permitted Transferee as the same shall

appear on the stock transfer book of the Corporation,

or the legal residence or place of business of the

Personal Representative of David, Sr., Agatha or any

Stockholder or Permitted Transferee or Trustee or, in

the case of the Corporation, the principal office of

the Corporation.

                       ARTICLE X

                 Specific Performance

     The parties hereto hereby declare that it is

impossible to measure in money the damages which will

accrue to David, Sr., Agatha, any Stockholder,

Permitted Transferee or Personal Representative or

Trustee by reason of the failure to perform any of the

obligations under this Agreement.  Therefore, if David,

Sr., Agatha, any Stockholder or Permitted Transferee or

any Personal Representative thereof or Trustee shall

institute any action or proceeding to enforce the

provisions hereof, any person against whom such action

or proceeding is brought hereby waives the claim or

defense therein that David, Sr., Agatha, such

Stockholder, Permitted Transferee, Trustee or Personal

Representative has or may have an adequate remedy at

law, and such persons shall not urge in any such action

or proceeding the claim or defense that such remedy at

law exists, and shall consent to judgment granting

specific performance of this Agreement.

                      ARTICLE XI

               Termination of Agreement

     This Agreement shall terminate upon any of the

following events:

          (a)  Liquidation or dissolution of the

     Corporation.

          (b)  The mutual agreement of the parties who

     are from time to time bound by this Agreement to

     its termination.

          (c)  If at any time all of the issued and

     outstanding stock of the Corporation subject to

     this Agreement shall be owned by David, Sr.,

     Agatha or only one Stockholder or Permitted

     Transferee who owns stock in the Corporation.

          (d)  At the option of David, Sr. or Agatha in

     contemplation of a transfer or sale of

     substantially all of the assets of the

     Corporation, a sale of a controlling interest in

     the Corporation or a merger or consolidation of

     the Corporation or an underwritten public offering

     of the stock of the Corporation.

                      ARTICLE XII

                     Miscellaneous

     12.1.  Additional Shares of Stock.  The provisions

of this Agreement shall apply with respect to any

additional shares of the stock of the Corporation which

the Stockholders or their transferees shall acquire

whether by purchase, gift, stock dividend, stock split,

recapitalization, reorganization or by any other means.

     12.2.  Personal Representatives.  For purposes of

this Agreement, the personal representatives of a

Stockholder or transferee shall be that person or

persons and/or corporation or corporations duly

appointed by the court exercising jurisdiction over the

administration of such Stockholder's or transferee's

estate.

     12.3.  Trustees as Successor.  After the death of

the last to die of David, Sr. and Agatha, the rights,

options, powers and entitlements of David, Sr. and

Agatha under this Agreement shall vest in the Trustees

of the David A. Ulrich Living Trust as established by

David, Sr. under a Trust Agreement dated August 24,

1992 and as it may subsequently be amended, or of any

other Living Trust that David, Sr. may create for his

primary benefit during his lifetime or of any Trust

created under such Living Trusts after the death of

David, Sr.

     12.4.  Use of Words.  The use of words of the

masculine gender is intended to include, wherever

appropriate, the feminine or neuter gender and vice

versa.  The use of words of the singular is intended to

include, wherever appropriate, the plural and vice

versa.

     12.5.  Binding Effect.  This Agreement shall be

binding upon and shall inure to the benefit of the

parties hereto and their respective heirs, successors

and assigns.

     12.6.  Governing Law.  This Agreement and all

questions arising in connection herewith shall be

governed by the laws of the State of Wisconsin.

     IN WITNESS WHEREOF, the parties hereto have

executed this Agreement on the day, month and year

first above written.


                              /s/ David A. Ulrich, Sr.
                              -------------------------
                              David A. Ulrich, Sr.


                              /s/ Agatha T. Ulrich
                              --------------------------
                              Agatha T. Ulrich


                              STOCKHOLDERS:


                              /s/ David A. Ulrich
                              ---------------------------
                              David A. Ulrich, Jr.


                              /s/ Marilyn T. Ulrich Graves
                              ----------------------------
                              Marilyn T. Ulrich Graves


                              /s/ Kathleen L. McGarry
                              ----------------------------
                              Kathleen L. McGarry


                              /s/ Thomas G. Ulrich, Sr.
                              -----------------------------
                              Thomas G. Ulrich, Sr.


                              /s/ Brian McGarry
                              -----------------------------
                              Brian McGarry


                              /s/ Vicki Ulrich
                              ----------------------------
                              Vicki Ulrich


                              /s/ Debra Ulrich
                              -----------------------------
                              Debra Ulrich


                              /s/ Rebecca McGarry
                              -----------------------------
                              Rebecca McGarry


                              /s/ Lisa A. Ulrich
                              -----------------------------
                              Lisa A. Ulrich


                              /s/ Michael McGarry
                              -----------------------------
                              Michael McGarry


                              DAVID A. ULRICH
                              IRREVOCABLE TRUST U/A
                              Dated December 21, 1984

                              By:  /s/ Agatha Ulrich
                              ------------------------------
                              Agatha Ulrich, Trustee

                              By:  /s/ Gerald J. Kahn
                              ------------------------------
                              Gerald J. Kahn, Trustee


                              /s/ Kathleen McGarry
                              ------------------------------
                              Kathleen McGarry as
                              Custodian for Erin
                              McGarry under the
                              Wisconsin Uniform Gifts
                              to Minors Act and
                              Wisconsin Uniform
                              Transfers to Minors Act


                              /s/ Kathleen McGarry
                              -------------------------------
                              Kathleen McGarry as
                              Custodian for Colleen
                              McGarry under the
                              Wisconsin Uniform Gifts
                              to Minors Act and
                              Wisconsin Uniform
                              Transfers to Minors Act


                              /s/ Thomas G. Ulrich, Sr.
                              --------------------------------
                              Thomas G. Ulrich, Sr. as
                              Custodian for Thomas G.
                              Ulrich, Jr. under the
                              Wisconsin Uniform Gifts
                              to Minors Act and
                              Wisconsin Uniform
                              Transfers to Minors Act


                              /s/ Marilyn T. Ulrich Graves
                              ----------------------------------
                              Marilyn T. Ulrich Graves
                              as Custodian for Robert
                              F. Graves, Jr., under the
                              Wisconsin Uniform Gifts
                              to Minors Act and
                              Wisconsin Uniform
                              Transfers to Minors Act


                              /s/ David A. Ulrich, Jr.
                              -----------------------------------
                              David A. Ulrich, Jr. as
                              Custodian for Alexandria
                              L. Ulrich under the
                              Wisconsin Uniform
                              Transfers to Minors Act

      Form of Spousal Consent and Acknowledgment


     I acknowledge that I have read the foregoing
Agreement and that I understand its contents. I am aware that by its provisions my spouse agrees to sell all shares of stock of the Corporation held by him or her on this date, or hereafter acquired, upon the occurrence of certain events. I am further aware that included in such sale shall be any interest I have in any such shares (including without limitation any right or interest by operation of the Wisconsin Marital
Property Act, Chapter 766 of the Wisconsin Statutes or by operation of any other law) and such interest of any of my heirs, legatees or other transferees. I hereby consent to such sale, approve the provisions of the Agreement, agree to sell any interest I may have in any such shares as required by the Agreement, agree that those shares and my interest in them are subject to the provisions of the Agreement and direct the Personal
Representative of my Estate to promptly comply with all of the provisions of the Agreement, including without limitation, Article V thereof. I further covenant and agree that I will take no action at any time to hinder the operation of the Agreement as to those shares or any interest which I or my transferees have in them.



Date: ________________, 1995       Spouse:_______________________